EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

SECOND QUARTER 2020 FINANCIAL RESULTS

Second Quarter Highlights

●	Net income of $7.4 million, or $0.27 per diluted share; return on average assets (ROAA) of 0.86%; return on average stockholders' equity (ROAE) of 8.56%; and return on average tangible common equity (ROATCE)(1) of 9.29%
●	Adjusted net income(1) of $8.2 million; or $0.30 per diluted share, adjusted ROAA(1) of 0.95%; adjusted ROAE(1) of 9.49%; and adjusted ROATCE(1) of 10.29%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Bloomington, IL, July 27, 2020 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial”), the holding company for Heartland Bank and Trust Company and State Bank of Lincoln, today reported net income of $7.4 million, or $0.27 diluted earnings per share, for the second quarter of 2020. This compares to net income of $6.2 million, or $0.23 diluted earnings per share, for the first quarter of 2020, and net income of $14.6 million, or $0.81 diluted earnings per share, for the second quarter of 2019.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “I am proud of our team’s efforts to serve our customers and communities during the challenging circumstances of the last several months. We have worked hard to provide the high service levels our customers have come to expect while prioritizing health and safety. Our lenders continue to work closely with borrowers to find the best solutions to help them manage through this economic downturn. We are pleased to have approved and funded $184 million of Paycheck Protection Program (PPP) loans to 2,245 businesses supporting approximately 24,000 employees.”

“Although our second quarter results were impacted by the low interest rate environment and reserve build, we remained solidly profitable, which is a reflection of the strength and consistency of our franchise. While we remain cautious about the future impact of the pandemic on our borrowers, so far we have not experienced a significant impact on our portfolio. Our delinquent and nonperforming loans decreased during the second quarter and a relatively small number of our borrowers, for whom we provided a COVID-19 related loan modification, are requiring a second modification. Our strong capital and liquidity levels, solid asset quality trends, and attractive deposit base position us well to continue supporting our stakeholders through this crisis,” said Mr. Drake.

C Corp Equivalent Net Income

Prior to October 11, 2019, the Company operated as an S Corporation for U.S. federal and state income tax purposes. Effective October 11, 2019, the Company voluntarily revoked its S Corporation status and became a taxable entity (C Corporation). As such, any periods prior to October 11, 2019 only reflect state replacement taxes. To facilitate comparison, the Company reports its C Corp equivalent financial results, which do not reflect the additional shares issued in the initial public offering (the “IPO”) for periods prior to the IPO.

The Company reported C Corp equivalent net income of $11.1 million, or $0.62 diluted earnings per share, for the second quarter of 2019.

HBT Financial, Inc.

Adjusted Net Income

In addition to reporting C Corp equivalent results, the Company believes adjusted net income and adjusted earnings per share, which adjust for the additional C Corp equivalent tax expense for periods prior to October 11, 2019, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights (“MSR”) fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $8.2 million, or $0.30 adjusted diluted earnings per share, for the second quarter of 2020. This compares to adjusted net income of $8.4 million, or $0.30 adjusted diluted earnings per share, for the first quarter of 2020, and adjusted net income of $14.3 million, or $0.79 adjusted diluted earnings per share, for the second quarter of 2019 (see "Reconciliation of Non-GAAP Financial Measures" tables).

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2020 was $28.9 million, a decrease of 5.7% from $30.7 million for the first quarter of 2020. The decrease was primarily attributable to lower yields on loans, securities and cash balances offset by an increase in average loans, due to PPP loans, and securities.

Relative to the second quarter of 2019, net interest income decreased $5.0 million, or 14.8%. The decline was primarily attributable to lower yields on average interest-earning assets offset by an increase in average loans due to PPP loans.

Net interest margin for the second quarter of 2020 was 3.49% compared to 4.00% for the first quarter of 2020. The decrease was primarily attributable to the decline in the average yield on earning assets; however, 4 basis points of the decline was due to less acquired loan discount accretion and approximately 15 basis points of the decline was due to excess liquidity that was used to fund the PPP loans and held in overnight funds at the Federal Reserve.

Relative to the second quarter of 2019, net interest margin decreased from 4.36%. The decrease was due primarily to the decline in the average yield on earning assets; however, 5 basis points of the decline was due to less acquired loan accretion and approximately 15 basis points of the decline was due to excess liquidity that was used to fund the PPP loans and held in overnight funds at the Federal Reserve.

Noninterest Income

Noninterest income for the second quarter of 2020 was $8.1 million, an increase of 53.5% from $5.3 million for the first quarter of 2020. Second quarter 2020 results included a negative $0.5 million mortgage servicing rights (“MSR”) fair value adjustment compared to a negative $2.2 million fair value adjustment in the first quarter of 2020. A $1.6 million increase in gains on sale of mortgage loans attributable to a strong mortgage refinancing environment more than offset a $0.7 million decline in service charges on deposit accounts associated with lower overdraft incidences and fee waivers.

Relative to the second quarter of 2019, noninterest income increased 9.7% from $7.3 million. The increase was primarily attributable to higher gains on sale of mortgage loans and a less negative MSR fair value adjustment. Partially offsetting these increases was a $0.8 million decline in service charges on deposit accounts associated with lower overdraft incidences and fee waivers.

Noninterest Expense

Noninterest expense for the second quarter of 2020 was $23.5 million, an increase of 0.8% from $23.3 million for the first quarter of 2020. The increase was primarily attributable to higher other noninterest expense, FDIC insurance, and loan collection and servicing expenses. Second quarter of 2020 results included a $0.6 million charge related to the termination of the supplemental executive retirement plan (SERP). The SERP was terminated in June 2019 and was liquidated in June 2020. During the period between termination and liquidation of the SERP, the SERP liability varied inversely with interest rates and resulted in a $0.8 million charge in the first quarter of 2020. The SERP liability will no longer affect earnings in periods subsequent to the second quarter of 2020.

HBT Financial, Inc.

Relative to the second quarter of 2019, noninterest expense decreased 4.3% from $24.6 million. The decrease was primarily due to lower employee benefits costs, which included a $3.3 million charge related to the termination of the SERP in the second quarter of 2019, that was partially offset by higher salaries and medical benefit expenses. Increased other noninterest expenses include higher legal and professional fees associated with public company costs not incurred in the second quarter of 2019.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.28 billion at June 30, 2020, compared with $2.13 billion at March 31, 2020 and $2.20 billion at June 30, 2019. The $142.8 million increase in loans from March 31, 2020 was primarily due to PPP loans which totaled $178.0 million as of June 30, 2020. Net of PPP loans, the $35.1 million decrease in total loans outstanding, before allowance for loan losses, from March 31, 2020 was primarily attributed to a $49.4 million reduction in balances on existing business lines of credit and a $13.7 million reduction in participation loan balances. The decrease was concentrated in a $57.9 million reduction in commercial and industrial loans partially offset by a $15.3 million increase in construction and land development loans. The $105.3 million decrease in total loans outstanding, net of PPP loans, from June 30, 2019 was primarily due to a $67.1 million reduction in participation loan balances and a $36.6 million reduction in balances on existing business lines of credit.

Deposits

Total deposits were $3.02 billion at June 30, 2020, compared with $2.73 billion at March 31, 2020, and $2.77 billion at June 30, 2019. The $284.8 million increase in total deposits from June 30, 2020 was primarily due to PPP loan proceeds received by commercial customers and federal economic stimulus payments received by retail customers.

Asset Quality

Nonperforming loans totaled $14.0 million, or 0.61% of total loans, at June 30, 2020, compared with $15.4 million, or 0.72% of total loans, at March 31, 2020, and $25.1 million, or 1.14% of total loans, at June 30, 2019. The decrease in nonperforming loans from the end of the prior quarter was primarily attributable to the pay-off of two loans, and to a lesser extent, the transfer of one loan to foreclosed assets. The reduction in nonperforming loans from June 30, 2019 was primarily due to the pay-down or pay-off of several loans, and to a significantly lesser degree, the charge-down and transfer to foreclosed assets of a few loans.

The Company recorded a provision for loan losses of $3.6 million for the second quarter of 2020, which was primarily due to adjustments to qualitative factors to reflect the economic weakness resulting from the COVID-19 pandemic.

Net recoveries for the second quarter of 2020 were $63 thousand, or 0.01% of average loans on an annualized basis compared to net charge-offs of $0.6 million, or 0.11% of average loans on an annualized basis, for the first quarter of 2020, and net charge-offs of $0.3 million, or 0.05% of average loans on an annualized basis, for the second quarter of 2019.

The Company’s allowance for loan losses was 1.31% of total loans and 213.04% of nonperforming loans at June 30, 2020, compared with 1.22% of total loans and 169.70% of nonperforming loans at March 31, 2020.

HBT Financial, Inc.

Capital

At June 30, 2020, the Company exceeded all regulatory capital requirements under Basel III and was considered to be “well-capitalized,” as summarized in the following table:

		Well Capitalized
	June 30,	Regulatory
	2020	Requirements
Total capital to risk-weighted assets	15.13%	10.00%
Tier 1 capital to risk-weighted assets	13.92%	8.00%
Common equity tier 1 capital ratio	12.43%	6.50%
Tier 1 leverage ratio	10.00%	5.00%
Total stockholders' equity to total assets	9.93%	N/A
Tangible common equity to tangible assets (1)	9.23%	N/A

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company and State Bank of Lincoln. The banks provide a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois through 63 branches. As of June 30, 2020, HBT had total assets of $3.5 billion, total loans of $2.3 billion, and total deposits of $3.0 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back 100 years.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), originated loans and acquired loans and any ratios derived therefrom, efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, adjusted net income, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals, future earnings levels, and future loan growth. These statements are subject to many risks and uncertainties, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; changes in interest rates and general economic, business and political conditions in the United States generally or in Illinois in particular, including in the financial markets; changes in business plans as

HBT Financial, Inc.

circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share amounts)
Loans, including fees:
Taxable	$25,337	$26,941	$29,886	$52,278	$59,949
Federally tax exempt	532	674	736	1,206	1,446
Securities:
Taxable	3,172	3,334	3,801	6,506	7,723
Federally tax exempt	1,227	1,028	1,512	2,255	3,064
Interest-bearing deposits in bank	79	729	599	808	1,286
Other interest and dividend income	14	14	16	28	31
Total interest and dividend income	30,361	32,720	36,550	63,081	73,499

INTEREST EXPENSE
Deposits	1,042	1,595	2,111	2,637	4,094
Securities sold under agreements to repurchase	11	20	17	31	31
Borrowings	1	—	4	1	7
Subordinated debentures	399	443	487	842	984
Total interest expense	1,453	2,058	2,619	3,511	5,116
Net interest income	28,908	30,662	33,931	59,570	68,383
PROVISION FOR LOAN LOSSES	3,573	4,355	1,806	7,928	2,582
Net interest income after provision for loan losses	25,335	26,307	32,125	51,642	65,801

NONINTEREST INCOME
Card income	1,998	1,792	1,996	3,790	3,828
Service charges on deposit accounts	1,133	1,834	1,931	2,967	3,694
Wealth management fees	1,507	1,814	1,493	3,321	3,240
Mortgage servicing	727	724	818	1,451	1,547
Mortgage servicing rights fair value adjustment	(508)	(2,171)	(1,120)	(2,679)	(2,122)
Gains on sale of mortgage loans	2,135	536	660	2,671	1,185
Gains (losses) on securities	57	(52)	36	5	115
Gains (losses) on foreclosed assets	58	35	169	93	152
Gains (losses) on other assets	(69)	(3)	368	(72)	1,273
Title insurance activity	—	—	38	—	167
Other noninterest income	1,022	743	957	1,765	1,754
Total noninterest income	8,060	5,252	7,346	13,312	14,833

NONINTEREST EXPENSE
Salaries	12,674	12,754	11,597	25,428	24,119
Employee benefits	2,455	2,434	4,723	4,889	5,967
Occupancy of bank premises	1,642	1,828	1,638	3,470	3,475
Furniture and equipment	609	603	716	1,212	1,505
Data processing	1,672	1,586	1,390	3,258	2,552
Marketing and customer relations	817	1,044	1,103	1,861	2,036
Amortization of intangible assets	305	317	376	622	752
FDIC insurance	218	36	208	254	427
Loan collection and servicing	494	348	612	842	1,354
Foreclosed assets	88	89	165	177	329
Other noninterest expense	2,525	2,268	2,033	4,793	4,257
Total noninterest expense	23,499	23,307	24,561	46,806	46,773
INCOME BEFORE INCOME TAX EXPENSE	9,896	8,252	14,910	18,148	33,861
INCOME TAX EXPENSE	2,477	2,031	305	4,508	520
NET INCOME	$7,419	$6,221	$14,605	$13,640	$33,341

EARNINGS PER SHARE - BASIC	$0.27	$0.23	$0.81	$0.50	$1.85
EARNINGS PER SHARE - DILUTED	$0.27	$0.23	$0.81	$0.50	$1.85
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	27,457,306	27,457,306	18,027,512	27,457,306	18,027,512

PRO FORMA C CORP EQUIVALENT INFORMATION
Historical income before income tax expense			$14,910		$33,861
Pro forma C Corp equivalent income tax expense			3,784		8,699
Pro forma C Corp equivalent net income			$11,126		$25,162

PRO FORMA C CORP EQUIVALENT EARNINGS PER SHARE - BASIC			$0.62		$1.40
PRO FORMA C CORP EQUIVALENT EARNINGS PER SHARE - DILUTED			$0.62		$1.40

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	June 30,	March 31,	June 30,
	2020	2020	2019

	(dollars in thousands)
ASSETS
Cash and due from banks	$21,789	$34,782	$17,151
Interest-bearing deposits with banks	292,576	230,654	124,575
Cash and cash equivalents	314,365	265,436	141,726

Interest-bearing time deposits with banks	—	—	248
Debt securities available-for-sale, at fair value	701,353	615,565	651,967
Debt securities held-to-maturity	73,823	79,741	108,829
Equity securities	4,815	4,759	4,030
Restricted stock, at cost	2,498	2,425	2,425
Loans held for sale	25,934	4,805	5,303

Loans, before allowance for loan losses	2,275,795	2,132,952	2,203,096
Allowance for loan losses	(29,723)	(26,087)	(22,542)
Loans, net of allowance for loan losses	2,246,072	2,106,865	2,180,554

Bank premises and equipment, net	53,883	54,135	53,993
Bank premises held for sale	121	121	149
Foreclosed assets	4,450	4,469	9,707
Goodwill	23,620	23,620	23,620
Core deposit intangible assets, net	3,408	3,713	4,701
Mortgage servicing rights, at fair value	5,839	6,347	8,796
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	12,661	12,096	14,609
Other assets	27,405	27,847	12,338
Total assets	$3,501,412	$3,213,109	$3,224,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$856,030	$676,341	$662,405
Interest-bearing	2,159,083	2,053,962	2,111,363
Total deposits	3,015,113	2,730,303	2,773,768

Securities sold under agreements to repurchase	51,354	40,811	35,646
Subordinated debentures	37,616	37,599	37,550
Other liabilities	49,489	64,583	37,326
Total liabilities	3,153,572	2,873,296	2,884,290

Stockholders' Equity
Common stock	275	275	181
Surplus	190,687	190,591	32,288
Retained earnings	139,667	136,378	302,984
Accumulated other comprehensive income	17,211	12,569	7,436
Less cost of treasury stock held	—	—	(3,019)
Total stockholders’ equity	347,840	339,813	339,870
Total liabilities and stockholders’ equity	$3,501,412	$3,213,109	$3,224,160

SHARE INFORMATION
Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	June 30,	March 31,	June 30,
	2020	2020	2019

	(dollars in thousands)
LOANS
Commercial and industrial	$408,230	$299,266	$352,326
Agricultural and farmland	239,101	228,701	208,923
Commercial real estate - owner occupied	228,506	229,608	244,954
Commercial real estate - non-owner occupied	535,339	540,515	543,444
Multi-family	186,440	177,172	191,734
Construction and land development	247,640	232,311	236,902
One-to-four family residential	308,133	313,925	323,135
Municipal, consumer, and other	122,406	111,454	101,678
Loans, before allowance for loan losses	$2,275,795	$2,132,952	$2,203,096

PPP LOANS (included above)
Commercial and industrial	$166,868
Agricultural and farmland	4,027
Municipal, consumer, and other	7,063
Total PPP Loans	$177,958

	June 30,	March 31,	June 30,
	2020	2020	2019

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$856,030	$676,341	$662,405
Interest-bearing demand	880,007	810,074	815,770
Money market	480,497	472,532	472,738
Savings	487,761	444,137	428,439
Time	310,818	327,219	394,416
Total deposits	$3,015,113	$2,730,303	$2,773,768

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,265,032	$25,869	4.57%	$2,141,031	$27,615	5.16%	$2,196,934	$30,622	5.58%
Securities	721,817	4,399	2.44	668,572	4,362	2.61	786,759	5,313	2.70
Deposits with banks	326,216	79	0.10	251,058	729	1.16	125,263	599	1.91
Other	2,496	14	2.19	2,425	14	2.37	2,439	16	2.64
Total interest-earning assets	3,315,561	$30,361	3.66%	3,063,086	$32,720	4.27%	3,111,395	$36,550	4.70%
Allowance for loan losses	(26,125)			(22,474)			(21,250)
Noninterest-earning assets	163,713			148,131			146,208
Total assets	$3,453,149			$3,188,743			$3,236,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$860,131	$162	0.08%	$811,866	$251	0.12%	$826,715	$411	0.20%
Money market	477,441	118	0.10	464,124	394	0.34	455,454	489	0.43
Savings	474,609	50	0.04	434,276	70	0.06	433,125	69	0.06
Time	317,965	712	0.90	341,770	880	1.03	411,514	1,142	1.11
Total interest-bearing deposits	2,130,146	1,042	0.20	2,052,036	1,595	0.31	2,126,808	2,111	0.40
Securities sold under agreements to repurchase	53,867	11	0.08	41,968	20	0.19	40,851	17	0.17
Borrowings	2,582	1	0.03	221	—	0.52	549	4	2.62
Subordinated debentures	37,605	399	4.24	37,589	443	4.72	37,544	487	5.19
Total interest-bearing liabilities	2,224,200	$1,453	0.26%	2,131,814	$2,058	0.39%	2,205,752	$2,619	0.47%
Noninterest-bearing deposits	824,232			670,714			662,731
Noninterest-bearing liabilities	58,177			44,696			29,257
Total liabilities	3,106,609			2,847,224			2,897,740
Stockholders' Equity	346,540			341,519			338,613
Total liabilities and stockholders’ equity	$3,453,149			$3,188,743			$3,236,353

Net interest income/Net interest margin (3)		$28,908	3.49%		$30,662	4.00%		$33,931	4.36%
Tax-equivalent adjustment (2)		483	0.06		463	0.06		606	0.08
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (1) (2)		$29,391	3.55%		$31,125	4.06%		$34,537	4.44%
Net interest rate spread (4)			3.40%			3.88%			4.23%
Net interest-earning assets (5)	$1,091,361			$931,272			$905,643
Ratio of interest-earning assets to interest-bearing liabilities	1.49			1.44			1.41
Cost of total deposits			0.14%			0.23%			0.30%

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,203,031	$53,484	4.86%	$2,180,722	$61,395	5.63%
Securities	695,194	8,761	2.52	796,577	10,787	2.70
Deposits with banks	288,637	808	0.56	128,445	1,286	2.00
Other	2,461	28	2.28	2,578	31	2.43
Total interest-earning assets	3,189,323	$63,081	3.96%	3,108,322	$73,499	4.73%
Allowance for loan losses	(24,300)			(20,848)
Noninterest-earning assets	155,923			147,357
Total assets	$3,320,946			$3,234,831

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$835,999	$413	0.10%	$826,586	$828	0.20%
Money market	470,782	512	0.22	449,021	859	0.38
Savings	454,442	120	0.05	429,078	137	0.06
Time	329,867	1,592	0.97	422,137	2,270	1.08
Total interest-bearing deposits	2,091,090	2,637	0.25	2,126,822	4,094	0.38
Securities sold under agreements to repurchase	47,917	31	0.13	41,466	31	0.15
Borrowings	1,402	1	0.07	553	7	2.59
Subordinated debentures	37,597	842	4.48	37,536	984	5.24
Total interest-bearing liabilities	2,178,006	$3,511	0.32%	2,206,377	$5,116	0.46%
Noninterest-bearing deposits	747,473			656,714
Noninterest-bearing liabilities	51,437			28,879
Total liabilities	2,976,916			2,891,970
Stockholders' Equity	344,030			342,861
Total liabilities and stockholders’ equity	$3,320,946			3,234,831

Net interest income/Net interest margin (3)		$59,570	3.74%		$68,383	4.40%
Tax-equivalent adjustment (2)		946	0.05		1,216	0.08
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (1) (2)		$60,516	3.79%		$69,599	4.48%
Net interest rate spread (4)			3.64%			4.27%
Net interest-earning assets (5)	$1,011,317			$901,945
Ratio of interest-earning assets to interest-bearing liabilities	1.46			1.41
Cost of total deposits			0.19%			0.29%

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	June 30,	March 31,	June 30,
	2020	2020	2019

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$13,945	$15,372	$25,051
Past due 90 days or more, still accruing (1)	7	—	2
Total nonperforming loans	13,952	15,372	25,053
Foreclosed assets	4,450	4,469	9,707
Total nonperforming assets	$18,402	$19,841	$34,760

NONPERFORMING ASSETS (Originated) (2)
Nonaccrual	$9,059	$10,041	$15,985
Past due 90 days or more, still accruing	7	—	2
Total nonperforming loans (originated)	9,066	10,041	15,987
Foreclosed assets	1,092	965	1,510
Total nonperforming (originated)	$10,158	$11,006	$17,497

NONPERFORMING ASSETS (Acquired) (2)
Nonaccrual	$4,886	$5,331	$9,066
Past due 90 days or more, still accruing (1)	—	—	—
Total nonperforming loans (acquired)	4,886	5,331	9,066
Foreclosed assets	3,358	3,504	8,197
Total nonperforming assets (acquired)	$8,244	$8,835	$17,263

Allowance for loan losses	$29,723	$26,087	$22,542

Loans, before allowance for loan losses	$2,275,795	$2,132,952	$2,203,096
Loans, before allowance for loan losses (originated) (2)	2,132,189	1,982,067	2,005,250
Loans, before allowance for loan losses (acquired) (2)	143,606	150,885	197,846

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	1.31%	1.22%	1.02%
Allowance for loan losses to nonperforming loans	213.04	169.70	89.98
Nonperforming loans to loans, before allowance for loan losses	0.61	0.72	1.14
Nonperforming assets to total assets	0.53	0.62	1.08
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.81	0.93	1.57

CREDIT QUALITY RATIOS (Originated) (2)
Nonperforming loans to loans, before allowance for loan losses	0.43%	0.51%	0.80%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.48	0.56	0.87

CREDIT QUALITY RATIOS (Acquired) (2)
Nonperforming loans to loans, before allowance for loan losses	3.40%	3.53%	4.58%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	5.61	5.72	8.38

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $0.1 million, $0.3 million, and $0.5 million as of June 30, 2020, March 31, 2020, and June 30, 2019, respectively.
(2)	Originated loans and acquired loans along with the related credit quality ratios such as nonperforming loans to loans, before allowance for loan losses (originated and acquired) and nonperforming assets to loans, before allowance for loan losses and foreclosed assets (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$26,087	$22,299	$21,013	$22,299	$20,509
Provision	3,573	4,355	1,806	7,928	2,582
Charge-offs	(160)	(1,221)	(966)	(1,381)	(1,499)
Recoveries	223	654	689	877	950
Ending balance	$29,723	$26,087	$22,542	$29,723	$22,542

Net charge-offs (recoveries)	$(63)	$567	$277	$504	$549
Net charge-offs (recoveries) - (originated) (1)	3	172	(238)	175	(42)
Net charge-offs (recoveries) - (acquired) (1)	(66)	395	515	329	591

Average loans, before allowance for loan losses	$2,265,032	$2,141,031	$2,196,934	$2,203,031	$2,180,722
Average loans, before allowance for loan losses (originated) (1)	2,117,131	1,984,066	1,990,015	2,050,377	1,968,147
Average loans, before allowance for loan losses (acquired) (1)	147,901	156,965	206,919	152,654	212,575

Net charge-offs to average loans, before allowance for loan losses *	(0.01)%	0.11%	0.05%	0.05%	0.05%
Net charge-offs to average loans, before allowance for loan losses (originated) * (1)	—	0.03	(0.05)	0.02	—
Net charge-offs to average loans, before allowance for loan losses (acquired) * (1)	(0.18)	1.01	1.00	0.43	0.56

*       Annualized measure.

(1)	Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs (originated and acquired), average loans, before allowance for loan losses (originated and acquired), and net charge-offs to average loans, before allowance for loan losses (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	As of or for the Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019

	(dollars in thousands, except per share amounts)
EARNINGS AND PER SHARE INFORMATION
Net income	$7,419	$6,221	$14,605	$13,640	$33,341
Earnings per share - Basic	0.27	0.23	0.81	0.50	1.85
Earnings per share - Diluted	0.27	0.23	0.81	0.50	1.85

C Corp equivalent net income (1)	N/A	N/A	$11,126	N/A	$25,162
C Corp equivalent earnings per share - Basic (1)	N/A	N/A	0.62	N/A	1.40
C Corp equivalent earnings per share - Diluted (1)	N/A	N/A	0.62	N/A	1.40

Book value per share	$12.67	$12.38	$18.85

Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512
Weighted average shares of common stock outstanding	27,457,306	27,457,306	18,027,512	27,457,306	18,027,512

SUMMARY RATIOS
Net interest margin *	3.49%	4.00%	4.36%	3.74%	4.40%
Efficiency ratio	62.74	64.01	58.59	63.37	55.30
Loan to deposit ratio	75.48	78.12	79.43

Return on average assets *	0.86%	0.78%	1.81%	0.82%	2.06%
Return on average stockholders' equity *	8.56	7.29	17.25	7.93	19.45

C Corp equivalent return on average assets * (1)	N/A	N/A	1.38%	N/A	1.56%
C Corp equivalent return on average stockholders' equity * (1)	N/A	N/A	13.14	N/A	14.68

NON-GAAP FINANCIAL MEASURES
Adjusted net income (2)	$8,218	$8,379	$14,308	$16,597	$28,667
Adjusted earnings per share - Basic (2)	0.30	0.30	0.79	0.60	1.59
Adjusted earnings per share - Diluted (2)	0.30	0.30	0.79	0.60	1.59

Tangible book value per share (2)	$11.68	$11.38	$17.28

Net interest margin (tax equivalent basis) * (2)	3.55%	4.06%	4.44%	3.79%	4.48%
Efficiency ratio (tax equivalent basis) (2)	61.93	63.20	57.74	62.56	54.51

Adjusted return on average assets * (2)	0.95%	1.05%	1.77%	1.00%	1.77%
Adjusted return on average stockholders' equity * (2)	9.49	9.81	16.90	9.65	16.72

Return on average tangible common equity * (2)	9.29%	7.92%	18.84%	8.61%	21.23%
C Corp equivalent return on average tangible common equity * (1) (2)	N/A	N/A	14.35	N/A	16.02
Adjusted return on average tangible common equity * (2)	10.29	10.67	18.46	10.48	18.25

*       Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period. No such adjustment is necessary for periods subsequent to 2019.
(2)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Net income	$7,419	$6,221	$14,605	$13,640	$33,341
C Corp equivalent adjustment (2)	—	—	(3,479)	—	(8,179)
C Corp equivalent net income (2)	7,419	6,221	11,126	13,640	25,162
Adjustments:
Net earnings (losses) from closed or sold operations, including gains on sale (1)	—	—	(14)	—	536
Charges related to termination of certain employee benefit plans	(609)	(848)	(3,316)	(1,457)	(3,316)
Mortgage servicing rights fair value adjustment	(508)	(2,171)	(1,120)	(2,679)	(2,122)
Total adjustments	(1,117)	(3,019)	(4,450)	(4,136)	(4,902)
Tax effect of adjustments	318	861	1,268	1,179	1,397
Less adjustments after tax effect	(799)	(2,158)	(3,182)	(2,957)	(3,505)
Adjusted net income	$8,218	$8,379	$14,308	$16,597	$28,667

Average assets	$3,453,149	$3,188,743	$3,236,353	$3,320,946	$3,234,831

Return on average assets *	0.86%	0.78%	1.81%	0.82	2.06%
C Corp equivalent return on average assets * (2)	N/A	N/A	1.38	N/A	1.56
Adjusted return on average assets *	0.95	1.05	1.77	1.00	1.77

*       Annualized measure.

(1)	Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.
(2)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019

	(dollars in thousands, except per share amounts)
Numerator:
Net income	$7,419	$6,221	$14,605	$13,640	$33,341
Earnings allocated to unvested restricted stock units (1)	(19)	(15)	—	(34)	—
Numerator for earnings per share - basic and diluted	$7,400	$6,206	$14,605	$13,606	$33,341

C Corp equivalent net income (3)	N/A	N/A	$11,126	N/A	$25,162
Earnings allocated to unvested restricted stock units (1) (3)	N/A	N/A	—	N/A	—
Numerator for C Corp equivalent earnings per share - basic and diluted (3)	N/A	N/A	$11,126	N/A	$25,162

Adjusted net income	$8,218	$8,379	$14,308	$16,597	$28,667
Earnings allocated to unvested restricted stock units (1)	(22)	(19)	—	(41)	—
Numerator for adjusted earnings per share - basic and diluted	$8,196	$8,360	$14,308	$16,556	$28,667

Denominator:
Weighted average common shares outstanding	27,457,306	27,457,306	18,027,512	$27,457,306	$18,027,512
Dilutive effect of outstanding restricted stock units (2)	—	—	—	—	—
Weighted average common shares outstanding, including all dilutive potential shares	27,457,306	27,457,306	18,027,512	$27,457,306	$18,027,512

Earnings per share - Basic	$0.27	$0.23	$0.81	$0.50	$1.85
Earnings per share - Diluted	$0.27	$0.23	$0.81	$0.50	$1.85

C Corp equivalent earnings per share - Basic (3)	N/A	N/A	$0.62	N/A	$1.40
C Corp equivalent earnings per share - Diluted (3)	N/A	N/A	$0.62	N/A	$1.40

Adjusted earnings per share - Basic	$0.30	$0.30	$0.79	$0.60	$1.59
Adjusted earnings per share - Diluted	$0.30	$0.30	$0.79	$0.60	$1.59

(1)	The Company has granted restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.
(2)	Restricted stock units were anti-dilutive and excluded from the calculation of common stock equivalents during the three months ended June 30, 2020 and March 31, 2020 and during the six months ended June 30, 2020. There were no restricted stock units outstanding during the three and six months ended June 30, 2019.
(3)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$28,908	$30,662	$33,931	$59,570	$68,383
Tax-equivalent adjustment (1)	483	463	606	946	1,216
Net interest income (tax equivalent basis) (1)	$29,391	$31,125	$34,537	$60,516	$69,599

Net interest margin (tax equivalent basis)
Net interest margin *	3.49%	4.00%	4.36%	3.74%	4.40%
Tax-equivalent adjustment * (1)	0.06	0.06	0.08	0.05	0.08
Net interest margin (tax equivalent basis) * (1)	3.55%	4.06%	4.44%	3.79%	4.48%

Average interest-earning assets	$3,315,561	$3,063,086	$3,111,395	$3,189,323	$3,108,322

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$23,499	$23,307	$24,561	$46,806	$46,773
Less: amortization of intangible assets	305	317	376	622	752
Adjusted noninterest expense	$23,194	$22,990	$24,185	$46,184	$46,021

Net interest income	$28,908	$30,662	$33,931	$59,570	$68,383
Total noninterest income	8,060	5,252	7,346	13,312	14,833
Operating revenue	36,968	35,914	41,277	72,882	83,216
Tax-equivalent adjustment (1)	483	463	606	946	1,216
Operating revenue (tax equivalent basis) (1)	$37,451	$36,377	$41,883	$73,828	$84,432

Efficiency ratio	62.74%	64.01%	58.59%	63.37%	55.30%
Efficiency ratio (tax equivalent basis) (1)	61.93	63.20	57.74	62.56	54.51

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	June 30,	March 31,	June 30,
	2020	2020	2019

	(dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$347,840	$339,813	$339,870
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,408	3,713	4,701
Tangible common equity	$320,812	$312,480	$311,549

Tangible assets
Total assets	$3,501,412	$3,213,109	$3,224,160
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,408	3,713	4,701
Tangible assets	$3,474,384	$3,185,776	$3,195,839

Total stockholders' equity to total assets	9.93%	10.58%	10.54%
Tangible common equity to tangible assets	9.23	9.81	9.75

Ending number shares of common stock outstanding	27,457,306	27,457,306	18,027,512

Book value per share	$12.67	$12.38	$18.85
Tangible book value per share	11.68	11.38	17.28

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Average Tangible Common Equity
Total stockholders' equity	$346,540	$341,519	$338,613	$344,030	$342,861
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	3,589	3,898	4,919	3,743	5,109
Average tangible common equity	$319,331	$314,001	$310,074	$316,667	$314,132

Net income	$7,419	$6,221	$14,605	$13,640	$33,341
C Corp equivalent net income (1)	N/A	N/A	11,126	N/A	25,162
Adjusted net income	8,218	8,379	14,308	16,597	28,667

Return on average stockholders' equity *	8.56%	7.29%	17.25%	7.93%	19.45%
C Corp equivalent return on average stockholders' equity * (1)	N/A	N/A	13.14	N/A	14.68
Adjusted return on average stockholders' equity *	9.49	9.81	16.90	9.65	16.72

Return on average tangible common equity *	9.29%	7.92%	18.84%	8.61%	21.23%
C Corp equivalent return on average tangible common equity * (1)	N/A	N/A	14.35	N/A	16.02
Adjusted return on average tangible common equity *	10.29	10.67	18.46	10.48	18.25

*       Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.